Deckers Brands Reports Second Quarter Fiscal 2019 Financial Results And Raises Guidance For Full Year Fiscal 2019

GOLETA, Calif., Oct. 25, 2018 /PRNewswire/ -- Deckers Brands (NYSE: DECK), a global leader in designing, marketing and distributing innovative footwear, apparel and accessories, today announced financial results for the second fiscal quarter ended September 30, 2018. The Company also provided its financial outlook for the third fiscal quarter ending December 31, 2018 and updated its outlook for the full fiscal year ending March 31, 2019.

Throughout this release, references to Non-GAAP financial measures exclude the impact of certain charges relating to retail store closures, tax reform, organizational changes and other one-time or non-recurring charges. Additional information regarding these Non-GAAP financial measures is set forth under the heading "Non-GAAP Financial Measures" below.

"The continued profitability gains in the UGG brand and top-line growth within the HOKA ONE ONE brand drove second quarter results, as both sales and earnings per share exceeded expectations," said Dave Powers, President and Chief Executive Officer. "Profitability in the second quarter was aided by a 350 basis point increase in gross margin over last year. While a portion of the increase in gross margin came from one-time savings in the quarter, the Company continues to execute well on our long-term plan of improving levels of profitability. Additionally, our confidence in our strategy, the momentum we see in the business and the strength of the brand portfolio has led us to raise our fiscal year 2019 guidance."

Second Quarter Fiscal 2019 Financial Review

  Net sales increased 4.0% to $501.9 million compared to $482.5 million for the same period last year. On a constant currency basis, net sales increased 3.3%.
  Gross margin was 50.2% compared to 46.7% for the same period last year.
  SG&A expenses were $161.5 million compared to $157.8 million for the same period last year. Non-GAAP SG&A expenses were $161.2 million this year compared to $157.3 million last year.
  Operating income was $90.4 million compared to $67.4 million for the same period last year. Non-GAAP operating income was $90.7 million this year compared to $67.8 million last year.
  Diluted earnings per share was $2.48 compared to $1.54 for the same period last year. Non-GAAP diluted earnings per share was $2.38 this year compared to $1.54 last year.

Brand Summary

  UGG® brand net sales for the second quarter decreased 1.0% to $396.3 million compared to $400.4 million for the same period last year.
  HOKA ONE ONE® brand net sales for the second quarter increased 28.4% to $52.1 million compared to $40.6 million for the same period last year.
  Teva® brand net sales for the second quarter increased 0.6% to $21.5 million compared to $21.4 million for the same period last year.
  Sanuk® brand net sales for the second quarter decreased 9.4% to $13.8 million compared to $15.2 million for the same period last year.

Channel Summary (included in the brand sales numbers above)

  Wholesale net sales for the second quarter increased 4.3% to $408.0 million compared to $391.2 million for the same period last year.
  DTC net sales for the second quarter increased 2.8% to $93.9 million compared to $91.3 million for the same period last year. DTC comparable sales for the second quarter increased 4.8% over the same period last year.

Geographic Summary (included in the brand and channel sales numbers above)

  Domestic net sales for the second quarter increased 2.9% to $311.6 million compared to $302.7 million for the same period last year.
  International net sales for the second quarter increased 5.9% to $190.3 million compared to $179.8 million for the same period last year.

Balance Sheet (September 30, 2018 as compared to September 30, 2017)

  Cash and cash equivalents were $182.2 million compared to $230.6 million.
  Inventories were $514.9 million compared to $555.6 million.
  Outstanding borrowings were $102.7 million compared to $165.3 million.

Stock Repurchase Program

During the second quarter, the Company repurchased approximately 1.1 million shares of its common stock for a total of $125 million. As of September 30, 2018, the Company had $116 million remaining under its $400 million in stock repurchase authorizations.

Full Year Fiscal 2019 Outlook for the Twelve Month Period Ending March 31, 2019

  Net sales are now expected to be in the range of $1.935 billion to $1.960 billion.
  Gross margin is now expected to be approximately 50%.
  SG&A expenses as a percentage of sales are projected to be slightly better than 37%.
  Operating margin is now expected to be in the range of 13.0% to 13.2%.
  Effective tax rate is now expected to be approximately 21%.
  Non-GAAP diluted earnings per share are now expected to be in the range of $6.65 to $6.85.
  The earnings per share guidance excludes any charges that may occur from additional store closures, tax reform, organizational changes and other one-time or non-recurring charges. It also does not assume any impact from additional share repurchases.

Third Quarter Fiscal 2019 Outlook for the Three Month Period Ending December 31, 2018

  Net sales are expected to be in the range of $805.0 million to $825.0 million.
  Non-GAAP diluted earnings per share are expected to be in the range of $5.10 to $5.25.
  The earnings per share guidance excludes any charges that may occur from additional store closures, tax reform, organizational changes and other one-time or non-recurring charges. It also does not assume any impact from additional share repurchases.

Non-GAAP Financial Measures

We present certain Non-GAAP financial measures in this press release, including constant currency, Non-GAAP SG&A expenses, Non-GAAP operating income and Non-GAAP diluted earnings (loss) per share, to provide information that may assist investors in understanding our financial results and assessing our prospects for future performance. We believe these Non-GAAP financial measures are important indicators of our operating performance because they exclude items that are unrelated to, and may not be indicative of, our core operating results, such as charges relating to retail store closures, tax reform, organizational changes and other one-time or non-recurring charges. In particular, we believe the exclusion of certain costs and charges allows for a more meaningful comparison of our results from period to period. These Non-GAAP measures, as we calculate them, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to Deckers. For example, in order to calculate our constant currency information, we calculate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period, excluding the effects of foreign currency exchange rate hedges and re-measurements in the condensed consolidated balance sheets. These Non-GAAP financial results are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent we utilize such Non-GAAP financial measures in the future, we expect to calculate them using a consistent method from period to period. A reconciliation of each of the Non-GAAP financial measures to the most directly comparable GAAP measures has been provided under the heading "Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures" in the financial statement tables attached to this press release.

Conference Call Information

The Company's conference call to review the results for the second quarter fiscal 2019 will be broadcast live today, Thursday, October 25, 2018 at 4:30 pm Eastern Time and hosted at www.deckers.com. You can access the broadcast by clicking on the "Investor" tab and then clicking on the microphone icon at the top of the page.

About Deckers Brands

Deckers Brands is a global leader in designing, marketing and distributing innovative footwear, apparel and accessories developed for both everyday casual lifestyle use and high performance activities. The Company's portfolio of brands includes UGG®, Koolaburra®, HOKA ONE ONE®, Teva® and Sanuk®. Deckers Brands products are sold in more than 50 countries and territories through select department and specialty stores, Company-owned and operated retail stores, and select online stores, including Company-owned websites. Deckers Brands has over 40 years of history building niche footwear brands into lifestyle market leaders attracting millions of loyal consumers globally. For more information, please visit www.deckers.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding our anticipated financial performance, including our projected net sales, margins, expenses, effective tax rate and earnings (loss) per share, as well as statements regarding our progress towards the achievement of our long term strategic objectives, our ability to compete in our industry, our product and brand positioning and strategies, and our potential repurchase of shares. We have attempted to identify forward-looking statements by using words such as "anticipate," "believe," "could," "estimate," "expected," "intend," "may," "plan," "predict," "project," "should," "will," or "would," and similar expressions or the negative of these expressions.

Forward-looking statements represent our management's current expectations and predictions about trends affecting our business and industry and are based on information available as of the time such statements are made. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, as well as in our other filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by applicable law or the listing rules of the New York Stock Exchange, we expressly disclaim any intent or obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in our expectations, or as a result of the availability of new information.

DECKERS OUTDOOR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)
(dollar and share data amounts in thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
Net sales	$501,913	$482,460	$752,507	$692,177
Cost of sales	250,026	257,343	385,655	376,435
Gross profit	251,887	225,117	366,852	315,742
Selling, general and administrative expenses	161,475	157,762	315,854	304,643
Income from operations	90,412	67,355	50,998	11,099

Other expense, net	637	1,034	274	1,365
Income before income taxes	89,775	66,321	50,724	9,734
Income tax expense	15,403	16,762	6,759	2,296
Net income	74,372	49,559	43,965	7,438
Other comprehensive (loss) income, net of tax
Unrealized (loss) gain on foreign currency exchange rate hedges	(1,197)	(911)	4,126	(4,683)
Foreign currency translation (loss) gain	(3,861)	2,968	(11,324)	4,518
Total other comprehensive (loss) income	(5,058)	2,057	(7,198)	(165)
Comprehensive income	$69,314	$51,616	$36,767	$7,273

Net income per share
Basic	$2.49	$1.55	$1.46	$0.23
Diluted	$2.48	$1.54	$1.45	$0.23
Weighted-average common shares outstanding
Basic	29,849	32,015	30,134	32,003
Diluted	30,028	32,272	30,327	32,256

DECKERS OUTDOOR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollar amounts in thousands)

	September 30, 2018	March 31, 2018
ASSETS	(UNAUDITED)
Current assets
Cash and cash equivalents	$182,192	$429,970
Trade accounts receivable, net	321,784	143,704
Inventories, net	514,927	299,602
Other current assets	59,562	37,414
Total current assets	1,078,465	910,690

Property and equipment, net	215,720	220,162
Other noncurrent assets	129,783	133,527
Total assets	$1,423,968	$1,264,379
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$71,473	$578
Trade accounts payable	277,577	93,939
Other current liabilities	99,167	94,649
Total current liabilities	448,217	189,166

Mortgage payable	31,210	31,504
Other long-term liabilities	97,754	102,930
Total long-term liabilities	128,964	134,434

Total stockholders' equity	846,787	940,779
Total liabilities and stockholders' equity	$1,423,968	$1,264,379

DECKERS OUTDOOR CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
(dollar and share data amounts in thousands, except per share data)

	Three Months Ended September 30, 2018
			Non-GAAP
	GAAP Measures	Restructuring and	Measures
	(As Reported)	Other Charges (1)	(Excluding Items) (2) (3)
Net sales	$501,913		$501,913
Cost of sales	250,026		250,026
Gross profit	251,887		251,887
Selling, general and administrative expenses	161,475	(295)	161,180
Income from operations	90,412	295	90,707

Other expense (income), net	637	(445)	192
Income before income taxes	89,775	740	90,515
Income tax expense	15,403		19,008
Net income	$74,372		$71,507

Net income per share
Basic	$2.49		$2.40
Diluted	$2.48		$2.38
Weighted-average common shares outstanding
Basic	29,849		29,849
Diluted	30,028		30,028

(1)

 Amounts as of September 30, 2018 reflect charges related to restructuring costs, other charges related to organizational changes and charges in connection with the Company's refinancing of its prior credit facility.

(2)

The effective tax rate for the GAAP measures is 17.2% and the tax rate applied to the Non-GAAP measures is 21% for the three months ended September 30, 2018, which represents our expected effective tax rate for fiscal year 2019.

(3)	Figures may not sum due to rounding.

DECKERS OUTDOOR CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
(dollar and share data amounts in thousands, except per share data)

	Three Months Ended September 30, 2017
			Non-GAAP
	GAAP Measures		Measures
	(As Reported)	Other Charges (1)	(Excluding Items) (2)
Net sales	$482,460		$482,460
Cost of sales	257,343		257,343
Gross profit	225,117		225,117
Selling, general and administrative expenses	157,762	(464)	157,298
Income from operations	67,355	464	67,819

Other expense, net	1,034	—	1,034
Income before income taxes	66,321	464	66,785
Income tax expense	16,762		17,084
Net income	$49,559		$49,701

Net income per share
Basic	$1.55		$1.55
Diluted	$1.54		$1.54
Weighted-average common shares outstanding
Basic	32,015		32,015
Diluted	32,272		32,272

(1)	Amounts as of September 30, 2017 reflect other charges related to organizational changes, the strategic review process and the contested annual meeting.
(2)	The tax rate applied to the Non-GAAP measures is 25.6% for the three months ended September 30, 2017.

DECKERS OUTDOOR CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
(dollar and share data amounts in thousands, except per share data)

	Six Months Ended September 30, 2018
			Non-GAAP
	GAAP Measures	Restructuring and	Measures
	(As Reported)	Other Charges (1)	(Excluding Items) (2) (3)
Net sales	$752,507		$752,507
Cost of sales	385,655		385,655
Gross profit	366,852		366,852
Selling, general and administrative expenses	315,854	(818)	315,037
Income from operations	50,998	818	51,816

Other expense (income), net	274	(445)	(171)
Income before income taxes	50,724	1,263	51,986
Income tax expense	6,759		10,345
Net income	$43,965		$41,641

Net income per share
Basic	$1.46		$1.38
Diluted	$1.45		$1.37
Weighted-average common shares outstanding
Basic	30,134		30,134
Diluted	30,327		30,327

(1)

Amounts as of September 30, 2018 reflect charges related to restructuring costs, other charges related to organizational changes and charges in connection with the Company's refinancing of its prior credit facility.

(2)

The effective tax rate for the GAAP measures is 13.3% and the tax rate applied to the Non-GAAP measures is 19.9% for the six months ended September 30, 2018. The 19.9% Non-GAAP tax rate is calculated using the blended Non-GAAP tax rates for the three months ended June 30, 2018 and September 30, 2018, respectively.

(3)	Figures may not sum due to rounding.

DECKERS OUTDOOR CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
(dollar and share data amounts in thousands, except per share data)

	Six Months Ended September 30, 2017
			Non-GAAP
	GAAP Measures	Restructuring and	Measures
	(As Reported)	Other Charges (1)	(Excluding Items) (2)
Net sales	$692,177		$692,177
Cost of sales	376,435		376,435
Gross profit	315,742		315,742
Selling, general and administrative expenses	304,643	(2,408)	302,235
Income from operations	11,099	2,408	13,507

Other expense, net	1,365	—	1,365
Income before income taxes	9,734	2,408	12,142
Income tax expense	2,296		3,357
Net income	$7,438		$8,785

Net income per share
Basic	$0.23		$0.27
Diluted	$0.23		$0.27
Weighted-average common shares outstanding
Basic	32,003		32,003
Diluted	32,256		32,256

(1)	Amounts as of September 30, 2017 reflect other charges related to organizational changes, the strategic review process and the contested annual meeting.
(2)	The tax rate applied to the Non-GAAP measures is 27.6% for the six months ended September 30, 2017.

CONTACT: Erinn Kohler | Director, Investor Relations & Corporate Planning | Deckers Brands | 805.967.7611